Exhibit 10.2

PATENT AND TRADEMARK SECURITY AGREEMENT

THIS PATENT AND TRADEMARK SECURITY AGREEMENT (this “Agreement”) is entered into as of June 28, 2017 by and between InfuSystem Holdings, Inc., a Delaware corporation, InfuSystem Holdings USA, Inc., a Delaware corporation, Infusystem, Inc., a California corporation, First Biomedical, Inc., a Kansas corporation, IFC LLC, a Delaware limited liability company (collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”), in connection with the Security Agreement referred to below.

Recitals

A. The Grantors, as borrowers, the other loan parties party thereto and the Lender are entering into a Third Amendment to Credit Agreement, dated as of the date hereof (“Third Amendment”).

B. The Grantors, the other loan parties party thereto and the Lender previously entered into that certain Credit Agreement dated as of March 23, 2015 (as amended, the “Credit Agreement”) and in connection with the Credit Agreement, the Grantors entered into that certain Pledge and Security Agreement dated as even date therewith (as amended or modified from time to time, the “Security Agreement”) in favor of the Lender.

C. Pursuant to the terms of the Security Agreement, each Grantor pledged, assigned and granted to the Lender a security interest in substantially all of the assets of such Grantor, including all right, title and interest of such Grantor in, to and under all now owned and hereafter acquired Patents (as defined in the Security Agreement), patent applications, patent licenses, Trademarks (as defined in the Security Agreement), trademark applications and trademark licenses, and all products and proceeds thereof, to secure the prompt and complete payment and performance of the Secured Obligations as defined in the Credit Agreement and Security Agreement.

D. Pursuant to the terms of the Security Agreement and as a condition to the Third Amendment, the Grantors are required to execute and deliver to the Lender this Agreement.

Agreement

In consideration of the recitals set forth above and the mutual agreements contained herein and in the Third Amendment, Credit Agreement and other Loan Documents (as defined in the Credit Agreement), each Grantor hereby grants to the Lender, to secure the Secured Obligations, a continuing security interest in all of such Grantor’s right, title and interest in, to and under the following, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including any trade name or derivations thereof):

(1)	each trademark, including without limitation, each trademark referred to in Schedule 1 attached hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

(2)	each trademark application, including without limitation, each trademark application referred to in Schedule 1 attached hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith, with the exception of any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Latham Act (15 U.S.C. 1051, et seq.), unless and until acceptable evidence of use of the trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or (d) of said Act, to the extent that granting a lien in such trademark application prior to such filing would adversely affect the enforceability or validity of such trademark application;

(3)	each trademark license, including without limitation, each trademark license listed on Schedule 1 attached hereto, together with all goodwill associated therewith;

(4)	all products and proceeds of the foregoing, including without limitation, any claim by the Grantor against third parties for past, present or future infringement of any trademark, including without limitation, any trademark referred to in Schedule 1 attached hereto, any trademark issued pursuant to a trademark application referred to in Schedule 1 and any trademark licensed under any trademark license listed on Schedule 1 attached hereto (items 1 through 4 being herein collectively referred to as the “Trademark Collateral”);

(4)	each patent and patent application, including without limitation, each patent and patent application referred to in Schedule 2 attached hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

(5)	each patent license, including without limitation, each patent license listed on Schedule 2 attached hereto, together with all goodwill associated therewith;

(6)	all products and proceeds of the foregoing, including without limitation, any claim by the Grantor against third parties for past, present or future infringement of any patent, including without limitation, any patent referred to in Schedule 2 attached hereto, any patent issued pursuant to a patent application and any patent licensed under any patent license listed on Schedule 2 attached hereto (items 4 through 6 being herein collectively referred to as the “Patent Collateral”).

The security interests granted to the Lender herein are granted in furtherance, and not in limitation of, the security interests granted to the Lender pursuant to the Security Agreement; provided, however, that nothing in this Agreement shall expand, limit or otherwise modify the security interests granted in the Security Agreement. Each Grantor acknowledges and affirms that the rights and remedies of the Lender with respect to the security interest in the Trademark Collateral and the Patent Collateral made and granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Security Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INFUSYSTEM HOLDINGS, INC.

By	/s/ Christopher S. Downs
Name: Christopher S. Downs
Title: EVP and Chief Financial Officer (Interim)

INFUSYSTEM, INC.

By	/s/ Christopher S. Downs
Name: Christopher S. Downs
Title: EVP and Chief Financial Officer (Interim)

FIRST BIOMEDICAL, INC.

By	/s/ Christopher S. Downs
Name: Christopher S. Downs
Title: EVP and Chief Financial Officer (Interim)

IFC LLC

By	/s/ Christopher S. Downs
Name: Christopher S. Downs
Title: EVP and Chief Financial Officer (Interim)

INFUSYSTEM HOLDINGS USA, INC.

By	/s/ Christopher S. Downs
Name: Christopher S. Downs
Title: EVP and Chief Financial Officer (Interim)

JPMORGAN CHASE BANK, N.A.

By	/s/ Cathy A. Smith
Name: Cathy A. Smith
Title: Senior Underwriter